As filed with the Securities and Exchange Commission on December 23, 1999
                                                              File No. 811-07723







                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940     [X]

                                 AMENDMENT NO. 4            [X]

                       WORLDWIDE HEALTH SCIENCES PORTFOLIO
                       -----------------------------------
               (Exact Name of Registrant as Specified in Charter)


                            The Eaton Vance Building
                       255 State Street, Boston, MA 02109
                       ----------------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Alan R. Dynner
          The Eaton Vance Building, 255 State Street, Boston, MA 02109
          ------------------------------------------------------------
                     (Name and Address of Agent for Service)

     Throughout this Registration Statement, information concerning Worldwide Health Sciences Portfolio (the "Portfolio") is incorporated by reference from Amendment No. 74 to the Registration Statement of Eaton Vance Growth Trust (File No. 2-22019 under the Securities Act of 1933 (the "1933 Act")) (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on December 22, 1999 (Accession No. 0000950156-99-000730). The Amendment contains the prospectus (the "Feeder Fund prospectus") and statement of additional information (the "Feeder Fund SAI") of Eaton Vance Worldwide Health Sciences Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio. The investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.


                                     PART A

     Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

     The Portfolio is a diversified, open-end management investment company. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio is not intended to be a complete  investment  program,  and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective.


     Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices from "Fund Summaries" and "Investment Objectives & Principal Policies and Risks" in the Feeder Fund prospectus.


ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

     (a) Management

     Registrant incorporates by reference information concerning the Portfolio's management from "Management and Organization" in the Feeder Fund prospectus.

     (b) Capital Stock

     Registrant incorporates by reference information concerning interests in the Portfolio from "Management and Organization" in the Feeder Fund SAI.

ITEM 7.  SHAREHOLDER INFORMATION

     (a) Pricing

     The net asset value of the Portfolio is determined only each day which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (currently 4:00 p.m., eastern time) (the "Portfolio Valuation Time"). Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Shares" in the Feeder Fund prospectus.


     (b) and (c) Purchases and Redemptions

     As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is Eaton Vance Distributors, Inc. ("EVD"), a wholly-owned subsidiary of Eaton Vance Management. The principal business address of EVD is The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109. EVD receives no compensation for serving as the placement agent for the Portfolio.


     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interest in the Portfolio will then be recomputed as the percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.


     An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "SEC") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted as determined by the SEC or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the "1940 Act"), if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.

     (d) Dividends and Distributions

     The Portfolio will allocate at least annually among its investors each investors's distributive shares of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

     (e) Tax Consequences

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.


ITEM 8.  DISTRIBUTION ARRANGEMENTS

     Not applicable.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS

                                                                            Page
         Portfolio History...................................................B-1
         Description of the Portfolio and Its Investments and Risks..........B-1
         Management of the Portfolio.........................................B-1
         Control Persons and Principal Holder of Securities..................B-2
         Investment Advisory and Other Services..............................B-2
         Brokerage Allocation and Other Practices............................B-2
         Capital Stock and Other Securities..................................B-2
         Purchase, Redemption and Pricing....................................B-4
         Taxation of the Portfolio...........................................B-4
         Underwriters........................................................B-6
         Calculation of Performance Data.....................................B-6
         Financial Statements................................................B-6

ITEM 11.  PORTFOLIO HISTORY


     The Portfolio is organized as a trust under the laws of the state of New York under a Declaration of Trust dated March 26, 1996.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS

     Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part
A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Strategies and Risks" and "Investment Restrictions" in the Feeder Fund SAI. Registrant incorporates by reference the portfolio turnover rates from "Financial Highlights" in the Feeder Fund prospectus.


ITEM 13.  MANAGEMENT OF THE PORTFOLIO

     (a) - (d) Board of Trustees, Management Information and Compensation

     Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management and Organization" in the Feeder Fund SAI.

     (e) Sales Loads

     Not applicable.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     (a) - (b) Control Persons and Principal Holders

     As of December 1, 1999, the Feeder Fund controlled the Portfolio by virtue of owning approximately 99.6% of the value of the outstanding interests in the Portfolio. Because the Feeder Fund controls the Portfolio, the Feeder Fund may take actions without the approval of any other investor. The Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its votes as instructed by its interestholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. The Feeder Fund is a series of Eaton Vance Growth Trust, an open-end management investment company organized as business trust under the laws of the Commonwealth of Massachusetts. The address of the Feeder Fund is The Eaton Vance Building, 255 State Street, Boston, MA 02109.


     (c) Management Ownership

     The Trustees and officers of the Portfolio as a group own less than 1% of the Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES

     Registrant incorporates by reference information concerning the investment advisory and other services provided to the Portfolio from "Investment Advisory and Administrative Services" and "Other Service Providers" in the Feeder Fund SAI.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES


     Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Security Transactions" in the Feeder Fund SAI.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

     Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

     Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

     The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

     The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

     The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES


     See Item 7 herein. Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Purchasing and Redeeming Shares - Calculation of Net Asset Value" in the Feeder Fund SAI.

ITEM 19.  TAXATION OF THE PORTFOLIO

     The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and a Holder will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions and credits.

     Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a RIC, the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b), 852(b)(5), 853(a) and 854 of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

     In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder which is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.


     To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal and the Holder's basis in any unrealized receivables, the Holder will generally realize a loss for federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio, (1) income or gain may be recognized if the distribution includes a disproportionate share of any unrealized receivables held by the Portfolio and (2) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis.

     Foreign exchange gains and losses realized by the Portfolio and allocated to the RIC in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (I.E., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss or, in the case of certain currency-related contracts, ordinary income or loss. Positions of the Portfolio in securities and offsetting options, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to the RIC, affect the amount, timing and character of the RIC's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in the stock of certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or avoid imposition of a tax on such an investor.


     The Portfolio anticipates that it will be subject to foreign taxes on its income (including, in some cases, capital gains) from foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.


     An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have difference entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various states and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax adviser.

     The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio. The Code, with respect to all of the foregoing matters and other matters that may affect the Portfolio, the Holders or their investors, is constantly subject to change by Congress. In recent years there have been significant changes in the Code, many of which are being reconsidered by Congress and interpretations of which are being considered by the Internal Revenue Services in connection with publication of regulations or other guidance. Moreover, recent legislative proposals could, if enacted, make significant changes in the tax rules applicable to partners and partnerships. It is not possible at this time to predict whether or to what extent any changes in the Code or interpretations thereof will occur. Prospective investors should consult their own tax advisers regarding pending and proposed legislation or other changes.


ITEM 20.  UNDERWRITERS

     The placement agent for the Portfolio is EVD. Investment companies,  common
and  commingled  trust  funds  and  similar   organizations   and  entities  may
continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS

     The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of PricewaterhouseCoopers Chartered Accountants, independent accountants, as experts in accounting and auditing.


          Portfolio of Investments as of August 31, 1999
          Statement of Assets and Liabilities as of August 31, 1999
          Statement of Operations for the fiscal year ended August 31, 1999 Statements of Changes in Net Assets for the fiscal years ended August
               31, 1999, 1998 and 1997
          Supplementary Data for each of the three fiscal years ended August 31,
               1999
          Notes to Financial Statements
          Independent Accountants' Report

     For purposes of the EDGAR filing of this amendment to the Portfolio's registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the SEC in an N-30D filing made November 1, 1999 pursuant to Section 30(b)(2) of the 1940 Act (Accession No. 0000912057-99-002922).

                                     PART C

ITEM 23.  EXHIBITS

         (a)(1) Declaration of Trust dated March 26, 1996 filed as Exhibit No. 1(a) to the Registrant's original Registration Statement and incorporated herein by reference (the "Original Registration Statement").

            (2) Amendment to Declaration of Trust dated June 24, 1996 filed as Exhibit No. 1(b) to the Original Registration Statement and incorporated herein by reference.

            (3) Amendment to Declaration of Trust dated June 22, 1998 filed as Exhibit No. (a)(3) to Amendment No. 3 and incorporated herein by reference.

         (b) By-Laws of the Registrant adopted March 26, 1996 filed as Exhibit No. 2 to the Original Registration Statement and incorporated herein by reference.

         (c)        Reference is made to Item 23(a) and 23(b).

         (d) Investment Advisory Agreement between the Registrant and OrbiMed Advisors, Inc. dated June 24, 1996 filed as Exhibit No. 5 to the Original Registration Statement and incorporated herein by reference.

         (e) Placement Agent Agreement with Eaton Vance Distributors, Inc., dated November 1, 1996 filed as Exhibit No. 6 to Amendment No. 1 and incorporated herein by reference.

         (f) The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

         (g)(1) Master Custodian Agreement with Investors Bank & Trust Company dated September 1, 1998 filed herewith.

            (2) Amendment to Master Custodian Agreement with Investors Bank & Trust Company dated December 21, 1998 filed as Exhibit No.
                    (g)(3) to the Registration Statement of Eaton Vance Municipals Trust (File Nos. 33-572, 811-4409) (Accession No. 000950156-99-000050) and incorporated herein by reference.

         (h) Administration Agreement between the Registrant and Eaton Vance Management dated June 24, 1996 filed as Exhibit No. 9(b) to the Original Registration Statement and incorporated herein by reference.

         (l) Investment representation letter of Boston Management and Research dated May 31, 1996 filed as Exhibit No. 13 to the Original Registration Statement and incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     Not applicable.

ITEM 25.  INDEMNIFICATION

     Article V of the Registrant's Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant's investment advisers are insured under an errors and omissions liability insurance policy.

     The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers, on the other.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISERS


     Reference is made to: (i) the information set forth under the caption "Management and Organization" in the Statement of Additional Information; (ii) the Eaton Vance Corp. 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) Forms ADV of Eaton Vance Management (File No. 801-15930) and OrbiMed Advisors, Inc. (File No. 801-34429) filed with the SEC, all of which are incorporated herein by reference.


ITEM 27.  PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS


     All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant's investment adviser at 767 3rd Avenue, New York, NY 10017. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's investment adviser.


ITEM 29.  MANAGEMENT SERVICES

     Not applicable.

ITEM 30.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 4 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 20th day of December, 1999.


                                           WORLDWIDE HEALTH SCIENCES PORTFOLIO


                                           By: /s/ James B. Hawkes
                                           --------------------------
                                           James B. Hawkes, President

                                INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit
-----------       ----------------------

    (g)(1) Master Custodian Agreement with Investors Bank & Trust Company dated September 1, 1998